Copart, Inc.

For Immediate Release

Copart Reports First Quarter Fiscal 2013 Financial Results

Dallas, TX. (November 27, 2012) — Copart, Inc. (NASDAQ: CPRT) today reported the results for its first quarter ended October 31, 2012.

For the three months ended October 31, 2012, revenue, operating income and net income were $238.9 million, $74.4 million and $45.8 million, respectively.  These represent increases in revenue of $13.2 million, or 5.9%; in operating income of $9.0 million, or 13.7%; and in net income of $4.7 million, or 11.4%, from the same quarter last year.  Fully diluted earnings per share for the three months ended October 31, 2012 were $0.36 compared to $0.31 for the same period last year, an increase of 16.1%.

Also, during the current quarter the Company repurchased 500,000 shares of its common stock at a weighted average price of $27.77 per share under its share repurchase program.  At the end of the quarter, Copart had 47,713,218 shares available for repurchase under its share repurchase program.

On Wednesday November 28, 2012, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at

http://w.on24.com/r.htm?e=544612&s=1&k=CEAE6B5A03619F91BE8BFD5643A0E74D . A replay of the call will be available through December 28 , 2012 by calling (888) 203-1112.  Use confirmation code #6449355.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates 162 facilities; with operations in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de) and the United Arab Emirates (www.copart.ae). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform.  For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Deana Lott, Assistant to the Chief Financial Officer

         (972) 391-5094

         Deana.lott@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended October 31,
	2012	2011
Service revenues and vehicle sales:
Service revenues	$195,179	$182,816
Vehicle sales	43,687	42,810
Total service revenues and vehicle sales	238,866	225,626

Operating costs and expenses:
Yard operations	88,021	88,005
Cost of vehicle sales	36,311	34,194
Yard depreciation and amortization	9,098	8,202
Gross margin	105,436	95,225
General and administrative	27,338	25,956
General and administrative depreciation and amortization	3,741	3,893
Total operating expenses	164,509	160,250
Operating income	74,357	65,376
Other (expense) income:
Interest (expense) income	(2,476)	(2,125)
Other (expense) income, net	(293)	564
Total other (expense)	(2,769)	(1,561)
Income before income taxes	71,588	63,815
Income taxes	25,743	22,666
Net income	$45,845	$41,149

Earnings per share-basic
Basic net income per share	$0.37	$0.31
Weighted average common shares outstanding	124,302	131,432

Earnings per share-diluted
Diluted net income per share	$0.36	$0.31
Weighted average common shares and dilutive potential common shares outstanding	128,473	133,802

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	October 31, 2012	July 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$131,430	$140,112
Accounts receivable, net	149,554	138,966
Vehicle pooling costs and inventories	23,414	24,222
Income taxes receivable	1,220	2,312
Deferred income taxes	3,770	3,600
Prepaid expenses and other assets	14,655	9,155
Assets held for sale	3,026	3,926
Total current assets	327,069	322,293
Property and equipment, net	625,043	587,163
Intangibles, net	7,041	7,985
Goodwill	198,558	196,438
Deferred income taxes	25,490	22,280
Other assets	31,325	18,907
Total assets	$1,214,526	$1,155,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$112,347	$102,958
Deferred revenue	5,218	5,390
Income taxes payable	23,671	3,082
Current portion of long-term debt and capital lease obligations	75,177	75,170
Other current liabilities	802	785
Total current liabilities	217,215	187,385
Deferred income taxes	7,098	7,186
Income taxes payable	23,525	22,531
Long term debt and capital lease obligations	350,159	368,950
Other liabilities	7,658	7,897
Total liabilities	605,655	593,949
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.0001 par value – 5,000,000 shares authorized; no shares issued and outstanding at October 31, 2012 and July 31, 2012 respectively	—	—
Common stock, $0.0001 par value - 180,000,000 shares authorized; 124,297,683 and 124,393,700 shares issued and outstanding at October 31, 2012 and July 31, 2012, respectively	12	12
Additional paid-in capital	332,021	326,187
Accumulated other comprehensive loss	(30,705)	(38,043)
Retained earnings	307,543	272,961
Total shareholders’ equity	608,871	561,117
Total liabilities and shareholders’ equity	$1,214,526	$1,155,066

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,
	2012	2011
Cash flows from operating activities:
Net income	$45,845	$41,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,839	12,027
Allowance for doubtful accounts	—	(557)
Share-based compensation	5,174	5,045
Excess tax benefits from share-based compensation	(1,922)	(202)
Gain on sale of property and equipment	(204)	(288)
Deferred income taxes	(3,778)	(3,572)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(10,321)	(13,144)
Vehicle pooling costs and inventories	982	1,523
Prepaid expenses and other current assets	(635)	3,499
Other assets	(6,039)	(4,165)
Accounts payable and accrued liabilities	8,833	207
Deferred revenue	(174)	(1,108)
Income taxes receivable	3,067	4,572
Income taxes payable	21,517	18,727
Other liabilities	131	474
Net cash provided by operating activities	75,315	64,187

Cash flows from investing activities:
Purchases of property and equipment	(48,069)	(7,274)
Proceeds from sale of assets	894	182
Investment in escrow	(11,167)	—
Net cash used in investing activities	(58,342)	(7,092)

Cash flows from financing activities:
Proceeds from the exercise of stock options	4,148	1,359
Excess tax benefit from share-based payment arrangements	1,922	202
Proceeds from the issuance of long-term debt	—	125,000
Debt offering costs	—	(313)
Principal payments on notes payable	(18,755)	—
Repurchase of common stock	(13,885)	(43,983)
Net cash (used in) provided by financing activities	(26,570)	82,265

Effect of foreign currency translation	915	(692)

Net (decrease) increase in cash and cash equivalents	(8,682)	138,668

Cash and cash equivalents at beginning of period	140,112	74,009
Cash and cash equivalents at end of period	$131,430	$212,677

Supplemental disclosure of cash flow information:
Interest paid	$2,584	$2,011
Income taxes paid	$4,949	$2,998

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000